UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2022

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On March 12, 2022, Lev Peker provided notice to CarParts.com, Inc. (“we” or the “Company”) of his resignation as Chief Executive Officer and a director of the Company, effective end-of-day April 15, 2022. As Chief Executive Officer, Mr. Peker has acted as the Company’s Principal Executive Officer for SEC reporting purposes. He will continue to act as Chief Executive Officer and assist in the transition of those duties, as may be requested by the Company, through April 15, 2022. Mr. Peker did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer and Director

On March 13, 2022, in connection with Mr. Peker’s resignation, the Board of Directors (the “Board”) of the Company appointed David Meniane, who currently serves as the Company’s Chief Financial Officer and Chief Operating Officer, to serve as the Company’s Chief Executive Officer and as a Class III director, effective April 18, 2022.

Mr. Meniane, 38, has served as the Company’s Chief Operating and Financial Officer since March 2019. He previously served as Executive Vice President of L.A. Libations, a start-up accelerator for consumer packaged goods companies in North America, from August 2016 to March 2019, and as Chief Executive Officer of Victoria’s Kitchen, a specialty beverage company, from October 2011 through its acquisition by Hispanica International, Inc. in October 2017. Prior to that, he served as Chief Financial Officer of Aflalo & Harkham Investments, a commercial real estate investment partnership. Mr. Meniane holds a bachelor’s degree in accounting and a master’s degree in taxation from the University of Southern California and is a C.P.A.

In connection with his appointment, the Company and Mr. Meniane entered into an employment agreement (the “CEO Employment Agreement”), pursuant to which Mr. Meniane will receive an annual base salary of $609,000. Mr. Meniane will also be eligible to receive an annual target incentive bonus of up to 100% of his annual salary, based on annual goals and other performance criteria established by the Compensation Committee of the Board. He will also be eligible to receive an additional annual target incentive bonus in the form of shares of common stock or restricted stock unit awards as determined by the Compensation Committee. Mr. Meniane will also be eligible to participate in the Company’s other employee benefits and incentive compensation programs.

The Company has also agreed to grant to Mr. Meniane, upon commencement of his service as Chief Executive Officer, (i) $1,402,400 of restricted stock units on the Company’s related standard form grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the commencement of Mr. Meniane’s service as Chief Executive Officer, (ii) $502,600 of performance restricted stock units on the Company’s related standard form of grant agreement, vesting in accordance with the total shareholder return performance requirements therein, and (iii) $51,000 of performance restricted stock units on the Company’s standard form of 2022 Management Incentive Program performance restricted stock unit agreement, vesting in accordance with the performance requirements therein.

While Mr. Meniane will be employed on an at-will basis, the CEO Employment Agreement provides that in the event of his termination for cause, Mr. Meniane will be entitled to receive (i) any unpaid annual salary earned through the date of his termination, (ii) any accrued but unused vacation, (iii) any accrued reimbursable expenses, and (iv) any other payments required by law (collectively, the “Required Payments”). If Mr. Meniane’s employment is terminated due to his death or disability, he will be eligible to receive the Required Payments, plus (i) any unpaid annual target bonus with respect to the prior year and a prorated share of his annual target bonus for the year in which such termination takes place, (ii) continuation of his annual salary for a period of one year from his date of termination, and (iii) in the case of termination due to disability, reimbursement of his COBRA payments for a period of one year. If Mr. Meniane’s employment is terminated for any other reason or if he resigns for good reason, he will be eligible to receive the Required Payments, plus (i) any unpaid annual target bonus with respect to the prior year and a prorated share of his annual target bonus for the year in which such termination takes place, (ii) continuation of his annual salary for a period of one year from his date of termination, and (iii) reimbursement of his COBRA payments for a period of one year.

There are no related party transactions between Mr. Meniane and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Mr. Meniane and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CEO Employment Agreement, a copy of which is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Appointment of Chief Financial Officer

On March 13, 2022, the Board appointed Ryan Lockwood, who currently serves as the Company’s Senior Vice President of Finance, to serve as the Company’s Chief Financial Officer, effective April 18, 2022.

Mr. Lockwood has served as the Senior Vice President of Finance since June 2020.  Before joining the Company, Mr. Lockwood was a Portfolio Manager and Head of Fixed Income from 2011 to 2020 for Private Management Group, a registered investment advisor based out of California.  From 2008 to 2011, Mr. Lockwood served as the CFO and Controller of HFE, LP, a family office that managed a multi-sector real estate portfolio.  Mr. Lockwood holds a Bachelor of Science degree in Accounting and a Master of Business Taxation degree from the University of Southern California and he is also a CFA Charterholder.

In connection with his appointment, the Company and Mr. Lockwood entered into an employment agreement (the “CFO Employment Agreement”), pursuant to which Mr. Lockwood will receive an annual base salary of $400,000. Mr. Lockwood will also be eligible to receive an annual target incentive bonus of up to 50% of his annual salary, based on annual goals and other performance criteria established by the Compensation Committee of the Board. The target for such annual incentive bonus for the first calendar year of his service as Chief Financial Officer will be $200,000 and will not be prorated. He will also be eligible to receive an additional annual target incentive bonus in the form of shares of common stock or restricted stock unit awards as determined by the Compensation Committee. Mr. Lockwood will also be eligible to participate in the Company’s other employee benefits and incentive compensation programs.

The Company has also agreed to grant to Mr. Lockwood, upon commencement of his service as Chief Financial Officer, (i) $464,000 of restricted stock units on the Company’s related standard form grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the commencement of Mr. Lockwood’s service as Chief Financial Officer, (ii) $406,000 of performance restricted stock units on the Company’s related standard form of grant agreement, vesting in accordance with the total shareholder return performance requirements therein, and (iii) $104,00 of performance restricted stock units on the Company’s standard form of 2022 Management Incentive Program performance restricted stock unit agreement, vesting in accordance with the performance requirements therein.

While Mr. Lockwood will be employed on an at-will basis, the CFO Employment Agreement provides that in the event of his termination for cause, Mr. Lockwood will be entitled to receive (i) any unpaid annual salary earned through the date of his termination, (ii) any accrued but unused vacation, (iii) any accrued reimbursable expenses, and (iv) any other payments required by law (collectively, the “Required Payments”). If Mr. Lockwood’s employment is terminated due to his death or disability, he will be eligible to receive the Required Payments, plus (i) any unpaid annual target bonus with respect to the prior year and a prorated share of his annual target bonus for the year in which such termination takes place, (ii) continuation of his annual salary for a period of one year from his date of termination, and (iii) in the case of termination due to disability, reimbursement of his COBRA payments for a period of one year. If Mr. Lockwood’s employment is terminated for any other reason or if he resigns for good reason, he will be eligible to receive the Required Payments, plus (i) any unpaid annual target bonus with respect to the prior year and a prorated share of his annual target bonus for the year in which such termination takes place, (ii) continuation of his annual salary for a period of six (6) months from his date of termination, and (iii) reimbursement of his COBRA payments for a period of six (6) months.

There are no related party transactions between Mr. Lockwood and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Mr. Lockwood and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFO Employment Agreement, a copy of which is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2022, the Company issued a press release announcing Mr. Peker’s departure and the appointment of Mr. Meniane as Chief Executive Officer and Mr. Lockwood as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 15, 2022
99.2	Employment Agreement, dated March 15, 2022, between CarParts.com, Inc. and David Meniane
99.3	Employment Agreement, dated March 15, 2022, between CarParts.com, Inc. and Ryan Lockwood
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2022	CARPARTS.COM, INC.

	By:	/s/ David Meniane
	Name:	David Meniane
	Title:	Chief Financial Officer and Chief Operating Officer